UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2015

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	2142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 4, 2015, Eleven Biotherapeutics, Inc. (the “Company”) entered into a Consent and Third Amendment to Loan and Security Agreement (the “Loan Amendment”) with Silicon Valley Bank (the “Lender”) in connection with the assignment of the Company’s proprietary Supermin™ albumin variant assets to a third party pursuant to a Patent Assignment and License Agreement dated as of December 4, 2015 (the “Assignment Agreement”). Using its AMP-Rx platform, the Company had developed albumin variants to extend the systemic concentrations of attached molecules beyond that obtained with natural albumin. The Supermin technology provides the potential to improve the dosing, efficacy and cost of systemically administered therapeutics. The Loan Amendment documents the Lender’s consent to the assignments under the Assignment Agreement and amends the Loan and Security Agreement, dated as of May 27, 2010, as amended on September 4, 2012 and November 25, 2014, by and between the Company and the Lender (the “Loan Agreement”).
The Loan Amendment changes the repayment terms of the Loan Agreement under specified circumstances.  Upon the Company satisfying (on or before May 31, 2016) the primary efficacy endpoint in the ongoing Phase 3 trial of EBI-005 for allergic conjunctivitis and achieving statistical significance for a named secondary endpoint, at the Company’s option, an interest only payment period will apply for six months, the amortization period will be shortened by six months so that the final maturity date of November 2018 remains unchanged, and the final payment amount will be increased by 25 basis points from 6.00% to 6.25% of total borrowings during the term of the Loan Agreement.

The Loan Amendment also changes the circumstances under which the Company is required to fund a cash collateral account with the Lender in an amount equal to the outstanding amount under the Loan Agreement.  This cash collateralization is required in the event of a “Study Discontinuation Event.” The Loan Amendment modified the definition of “Study Discontinuation Event” to, among other things, include the failure to satisfy the primary efficacy endpoint in the Company’s ongoing Phase 3 trial of EBI-005 for allergic conjunctivitis.  Previously, this definition provided for cash collateralization only as a result of safety issues related to EBI-005.

The Loan Amendment also provides that the upfront amount payable to the Company pursuant to the terms of the Assignment Agreement will be immediately paid to Lender and will be applied against the next scheduled payment or payments of outstanding principal or accrued interest under the Loan Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: December 10, 2015	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer